Exhibit j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Shareholders and Board of Trustees
CitiFunds Premium Trust:

We consent to the use of our reports dated October 21, 2005, for Citi Premium Liquid Reserves, a series of CitiFunds Premium Trust, and Liquid Reserves Portfolio, as of August 31, 2005, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


                                                     /s/ KPMG LLP


New York, New York
December 27, 2005


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Shareholders and Board of Trustees
CitiFunds Premium Trust:

We consent to the use of our reports dated October 21, 2005, for Citi Premium U.S. Treasury Reserves, a series of CitiFunds Premium Trust, and U.S. Treasury Reserves Portfolio, as of August 31, 2005, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


                                                     /s/ KPMG LLP


New York, New York
December 27, 2005